CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form S-1 Registration Statement, dated December 23, 2008, of our report dated December 17, 2008 relating to the financial statements of National Automation Services, Inc. and its subsidiaries as of December 31, 2007 and 2006 and for the interim period ending September 30, 2008.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC
Henderson, NV

December 23, 2008